Exhibit 99.1

PMC Reports Third Quarter 2015 Results

SUNNYVALE, Calif.--(BUSINESS WIRE)--October 26, 2015--PMC-Sierra, Inc. (PMC®) (Nasdaq:PMCS), the semiconductor and software solutions innovator transforming networks that connect, move and store big data, today reported results for the third quarter ended September 26, 2015.

Net revenues in the third quarter of 2015 totaled $133.6 million, an increase of 7.1 percent compared to $124.8 million in the second quarter of 2015, and a decrease of 1.4 percent from $135.5 million in the third quarter of 2014.

GAAP net income in the third quarter of 2015 totaled $6.7 million or $0.03 per diluted share, compared to GAAP net loss in the second quarter of 2015 of $8.6 million or $0.04 per share, and to GAAP net income in the third quarter of 2014 of $5.5 million or $0.03 per diluted share. GAAP operating margin in the third quarter of 2015 was 8.3 percent, compared to GAAP operating margin in the third quarter of 2014 of 5.5 percent.

Non-GAAP net income in the third quarter of 2015 totaled $26.2 million or $0.13 per diluted share, compared to non-GAAP net income in the second quarter of 2015 of $18.0 million or $0.09 per diluted share, and to non-GAAP net income in the third quarter of 2014 of $22.5 million or $0.11 per diluted share. Non-GAAP operating margin in the third quarter of 2015 was 20.5 percent, compared to non-GAAP operating margin in the second quarter of 2015 of 15.3 percent, and to non-GAAP operating margin in the third quarter of 2014 of 17.3 percent.

In the third quarter of 2015, storage product revenues reached a quarterly record of $97.6 million, or 73 percent of revenues, an increase of 12 percent compared to storage product revenues of $87.0 million in the second quarter of 2015. Optical product revenues in the third quarter of 2015 totaled $23.5 million, or 18 percent of revenues, a decrease of 7 percent compared to optical product revenues of $25.2 million in the second quarter of 2015. Mobile product revenues in the third quarter of 2015 totaled $12.5 million, or 9 percent of revenues, which was flat compared to mobile product revenues of $12.6 million in the second quarter of 2015.

For a full reconciliation of each non-GAAP item used herein to the most directly comparable GAAP financial measure, please refer to the schedule included with this release. The Company believes the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses the non-GAAP measures internally to evaluate its in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company’s core operating results. In addition, the measures are used to plan for the Company’s future periods. However, non-GAAP measures are neither stated in accordance with, nor are they a substitute for, GAAP measures.

THIRD QUARTER AND RECENT HIGHLIGHTS

The Company announced the following:

  On Oct. 5, Skyworks Solutions, Inc. and PMC announced a definitive agreement under which Skyworks will acquire PMC for $10.50 per share in an all-cash transaction valued at approximately $2 billion.
  On Oct. 20, PMC announced it received an unsolicited proposal from Microsemi Corporation (NASDAQ: MSCC) to acquire all of the outstanding shares of PMC common stock in a cash and stock transaction. Under the terms of Microsemi’s proposal, PMC stockholders would receive $8.75 in cash and 0.0736 of a share of Microsemi common stock for each share of PMC common stock held at the close of the transaction. Based on the closing stock price of the Microsemi common stock on October 19, 2015, the Microsemi proposal was valued at $11.35 per share of PMC common stock.
  On Oct. 22, PMC announced the META-240G, a multi-rate framer for routers that supports Ethernet and OTN protocols. Extending OTN to the router enables a single management layer between optical transport and routing networks, resulting in lower operating costs and improved service availability for network operators. META-240G provides ultra-low latency OTN encryption for secure cloud connectivity, and it consumes 50 percent less power per port than the previous generation, enabling router line card capacities of 1Tbps and higher.
  On Aug. 18, PMC announced that its Switchtec™ PSX PCIe® Storage Switches would be an industry partner solution in the Intel® Rack Scale Architecture demonstration at the Intel Developer Forum, “Your Datacenter and Software Defined Infrastructure” zone, August 18-20, 2015. The flexibility of PMC’s Switchtec PCIe switching architecture enables spec-compliant dynamic partitioning that is non-disruptive to I/O through an integrated, firmware-defined control plane. This creates a scalable performance storage tier capable of dynamically mapping any drive from a pool of NVMe™ SSDs to any one of multiple servers connected via Switchtec technology.
  On Aug. 12, Derek Dicker, vice president of PMC’s Performance Solutions Group, presented a keynote, “Breaking Down the Barriers to PCIe® Adoption,” at Flash Memory Summit 2015. PMC storage experts also discussed the latest trends in PCIe, NVMe and error correction that are shaping next-generation SSDs in forum sessions during the conference.
  On Aug. 11, PMC and Mellanox® Technologies, Ltd. announced the companies would showcase two breakthrough NVMe™ solutions at Flash Memory Summit, August 12-13, 2015. The companies announced a solution for peer-to-peer transactions between RDMA-capable NICs and NVRAM drives to accelerate critical data center applications by enabling direct memory transactions to persistent memory across a low-latency fabric. PMC and Mellanox also demonstrated NVMe over RDMA leveraging PMC’s Flashtec™ NVRAM Drive’s NVMe interface and Mellanox’s ConnectX-3 Pro network card.
  On Aug. 8, PMC announced the industry’s first PCIe storage switches and the world’s fastest SSD controllers. SSDs designed with PMC’s second-generation Flashtec NVMe Controllers can deliver one million IOPS and greater than 20TB of flash capacity. Systems connecting a pool of these high-performance, low-latency drives require a new class of PCIe switching solutions with robust storage features. PMC Switchtec™ PSX PCIe Storage Switches enable PCIe-SSD-based systems to scale, with the resiliency, programmability and advanced diagnostics needed for mass deployment. Together, Switchtec PCIe storage switches and Flashtec PCIe controllers provide an end-to-end solution to reliably scale the next-generation performance tier of storage.

Safe Harbor Statement

This release contains or refers to forward-looking statements that involve risks and uncertainties. The Company’s SEC filings, including the Company’s most recent reports on Form 10-K and Form 10-Q, describe the risks associated with the Company’s business, including PMC’s limited revenue visibility due to variable customer demands, market segment growth or decline, orders with short delivery lead times, customer concentration, changes in inventory, and other items such as tax rates, foreign exchange rates and volatility in global financial markets. Please also see the Company’s Current Reports on Form 8-K filed on October 6 and October 20, 2015, together with the accompanying exhibits, for important information about the announcements described above regarding Skyworks and Microsemi, including risks and uncertainties regarding the subjects of those announcements.

About PMC

PMC (Nasdaq:PMCS) is the semiconductor and software solutions innovator transforming networks that connect, move and store big data. Building on a track record of technology leadership, the Company is driving innovation across storage, optical and mobile networks. PMC’s highly integrated solutions increase performance and enable next-generation services to accelerate the network transformation. For more information, visit www.pmcs.com. Follow PMC on Facebook, Twitter, LinkedIn and RSS.

© Copyright PMC-Sierra, Inc. 2015. All rights reserved. PMC and PMC-SIERRA are registered trademarks of PMC-Sierra, Inc. in the United States and other countries, PMCS, Flashtec and Switchtec are trademarks of PMC-Sierra, Inc. PMC disclaims any ownership rights in other product and company names mentioned herein. PMC is the corporate brand of PMC-Sierra, Inc.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 26,	June 27,	September 27,	September 26,	September 27,
	2015	2015	2014	2015	2014

Net revenues	$133,574	$124,767	$135,462	$391,412	$388,752
Cost of revenues	37,999	38,434	40,306	$116,413	114,694
Gross profit	95,575	86,333	95,156	274,999	274,058

Research and development, net	47,277	55,833	48,441	151,976	147,977
Selling, general and administrative	28,050	30,488	29,265	88,589	87,596
Amortization of purchased intangible assets	9,172	9,269	9,948	27,758	32,225
Income (loss) from operations	11,076	(9,257)	7,502	6,676	6,260

Other income (expense):
Gain on investment securities and other investments	70	25	12	127	87
Amortization of debt issuance costs	(51)	(51)	(51)	(153)	(153)
Accretion of discount on short-term and long-term obligation	(170)	(180)	-	(560)	-
Foreign exchange gain (loss)	2,412	(948)	899	4,058	642
Interest and other financial income, net	108	317	198	589	321
Income (loss) before (provision for) benefit from income taxes	13,445	(10,094)	8,560	10,737	7,157
(Provision for) benefit from income taxes	(6,727)	1,515	(3,087)	(7,943)	(9,405)
Net income (loss)	$6,718	$(8,579)	$5,473	$2,794	$(2,248)

Net income (loss) per common share - basic and diluted	$0.03	$(0.04)	$0.03	$0.01	$(0.01)

Shares used in per share calculation - basic	194,562	195,732	197,613	196,848	196,305
Shares used in per share calculation - diluted	196,865	195,732	200,744	201,018	196,305

As a supplement to the Company’s condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company provides additional non-GAAP measures for cost of revenues, gross profit, gross profit percentage, research and development expense, net, selling, general and administrative expense, amortization of purchased intangible assets, other income (expense), benefit from (provision for) income taxes, operating expenses, operating (loss) income, operating margin, net (loss) income, and net income per share - basic and diluted.

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses these measures internally to evaluate the Company’s in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company’s core operating results. In addition, the measures are used for planning and forecasting of the Company’s future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

PMC-Sierra, Inc.
Adjustments to GAAP Cost of Revenues, Gross Profit, Gross Profit Percentage, Research and Development Expense, net,
Selling, General and Administrative Expense, Amortization of Purchased Intangible Assets
Other Income (Expense), (Provision for) Benefit from Income Taxes, Operating Expenses, Operating Income (Loss),
Net Income (Loss), and Net Income (Loss) Per Share - Basic and Diluted
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 26,	June 27,	September 27,	September 26,	September 27,
	2015	2015	2014	2015	2014

GAAP cost of revenues	$37,999	$38,434	$40,306	$116,413	$114,694
Stock-based compensation	(266)	(266)	(226)	(803)	(681)
Termination recoveries (costs)	26	(1,215)	-	(1,189)	9
Reversal of accruals	700	-	-	-	-
Non-GAAP cost of revenues	$38,459	$36,953	$40,080	$114,421	$114,022

GAAP gross profit	$95,575	$86,333	$95,156	$274,999	$274,058
Stock-based compensation	266	266	226	803	681
Termination (recoveries) costs	(26)	1,215	-	1,189	(9)
Reversal of accruals	(700)	-	-	(700)	-
Non-GAAP gross profit	$95,115	$87,814	$95,382	$276,291	$274,730

Non-GAAP gross profit %	71.2%	70.4%	70.4%	70.6%	70.7%

GAAP research and development expense, net	$47,277	$55,833	$48,441	$151,976	$147,977
Stock-based compensation	(2,266)	(2,400)	(1,990)	(7,510)	(6,540)
Acquisition-related costs	(26)	(162)	(356)	(294)	(1,950)
Termination recoveries (costs)	87	(7,944)	28	(7,819)	(256)
Other restructuring costs	(740)	-	-	(740)	-
Asset impairments	-	(252)	-	(252)	-
Non-GAAP research and development expense, net	$44,332	$45,075	$46,123	$135,361	$139,231

GAAP selling, general and administrative expense	$28,050	$30,488	$29,265	$88,589	$87,596
Stock-based compensation	(2,658)	(3,445)	(3,012)	(9,681)	(9,113)
Acquisition-related costs	(1,550)	(34)	(669)	(1,755)	(733)
Lease exit (costs) recoveries	(115)	488	(31)	384	(177)
Termination (costs) recoveries	(14)	(3,867)	254	(4,388)	(1,044)
Other restructuring costs	(346)	-	-	(346)	-
Asset impairments	-	-	-	-	(477)
Other expenses	-	-	-	-	(58)
Non-GAAP selling, general and administrative expense	$23,367	$23,630	$25,807	$72,803	$75,994

GAAP amortization of purchased intangible assets	$9,172	$9,269	$9,948	$27,758	$32,225
Amortization of purchased intangible assets	(9,172)	(9,269)	(9,948)	(27,758)	(32,225)
Non-GAAP amortization of purchased intangible assets	$-	$-	$-	$-	$-

GAAP other income	$2,369	$(837)	$1,058	$4,061	$897
Foreign exchange loss (gain) on foreign tax liabilities	(2,413)	487	(1,081)	(4,105)	(984)
Other restructuring costs	12	-	-	12	-
Accretion of discount on short-term and long-term obligations	170	180	-	560	-
Non-GAAP other income (expense)	$138	$(170)	$(23)	$528	$(87)

GAAP (provision for) benefit from income taxes	$(6,727)	$1,515	$(3,087)	$(7,943)	$(9,405)
Benefit from (provision for) income taxes	5,327	(2,467)	2,178	4,376	6,839
Non-GAAP provision for income taxes	$(1,400)	$(952)	$(909)	$(3,567)	$(2,566)

GAAP operating expenses	$84,499	$95,590	$87,654	$268,323	$267,798
Stock-based compensation	(4,924)	(5,845)	(5,002)	(17,191)	(15,653)
Acquisition-related costs	(1,576)	(196)	(1,025)	(2,049)	(2,683)
Asset impairments	-	(252)	-	(252)	(477)
Lease exit (costs) recoveries	(115)	488	(31)	384	(177)
Termination costs	73	(11,811)	282	(12,207)	(1,300)
Other restructuring costs	(1,086)	-	-	(1,086)	-
Amortization of purchased intangible assets	(9,172)	(9,269)	(9,948)	(27,758)	(32,225)
Other expenses	-	-	-	-	(58)
Non-GAAP operating expenses	$67,699	$68,705	$71,930	$208,164	$215,225

	September 26,	June 27,	September 27,	September 26,	September 27,
	2015	2015	2014	2015	2014

GAAP operating income (loss)	$11,076	$(9,257)	$7,502	$6,676	$6,260
Stock-based compensation	5,190	6,111	5,228	17,994	16,334
Acquisition-related costs	1,576	196	1,025	2,049	2,683
Asset impairments	-	252	-	252	477
Lease exit costs (recoveries)	115	(488)	31	(384)	177
Termination costs	(99)	13,026	(282)	13,396	1,291
Other restructuring costs	1,086	-	-	1,086	-
Amortization of purchased intangible assets	9,172	9,269	9,948	27,758	32,225
Reversal of accruals	(700)	-	-	(700)	-
Other expenses	-	-	-	-	58
Non-GAAP operating income	$27,416	$19,109	$23,452	$68,127	$59,505

Non-GAAP operating margin	20.5%	15.3%	17.3%	17.4%	15.3%

GAAP net income (loss)	$6,718	$(8,579)	$5,473	$2,794	$(2,248)
Stock-based compensation	5,190	6,111	5,228	17,994	16,334
Acquisition-related costs	1,576	196	1,025	2,049	2,683
Termination costs	(99)	13,026	(282)	13,396	1,291
Other restructuring costs	1,098	-	-	1,098	-
Reversal of accruals	(700)	-	-	(700)	-
Asset impairments	-	252	-	252	477
Lease exit costs (recoveries)	115	(488)	31	(384)	177
Amortization of purchased intangible assets	9,172	9,269	9,948	27,758	32,225
Other expenses	-	-	-	-	58
Foreign exchange (gain) loss on foreign tax liabilities	(2,413)	487	(1,081)	(4,105)	(984)
Accretion of discount on short-term and long-term obligations	170	180	-	560	-
Benefit from (provision for) income taxes	5,327	(2,467)	2,178	4,376	6,839
Non-GAAP net income	$26,154	$17,987	$22,520	$65,088	$56,852

Non-GAAP net income per share - basic	$0.13	$0.09	$0.11	$0.33	$0.29
Non-GAAP net income per share - diluted	$0.13	$0.09	$0.11	$0.32	$0.28

Shares used to calculate non-GAAP net income per share - basic	194,562	195,732	197,613	196,848	196,305
Shares used to calculate non-GAAP net income per share - diluted	196,865	200,501	200,744	201,018	199,548

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 26,	December 27,
	2015	2014
ASSETS:
Current assets:
Cash and cash equivalents	$73,130	$112,570
Short-term investments	42,347	45,885
Cash, cash equivalents and short-term investments	115,477	158,455
Accounts receivable, net	62,269	55,414
Inventories, net	32,846	37,949
Prepaid expenses and other current assets	12,020	16,473
Income taxes receivable	1,147	1,968
Prepaid tax expense	5,211	51
Deferred tax assets	-	5,442
Total current assets	228,970	275,752

Investment securities	134,400	107,509
Investments and other assets	6,328	7,683
Prepaid tax expense	93	42
Property and equipment, net	37,871	37,311
Goodwill	283,239	283,239
Intangible assets, net	116,945	143,680
Deferred tax assets	13,218	13,412
Long-term income tax receivable	440	457
	$821,504	$869,085

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$18,261	$23,360
Accrued liabilities	55,172	74,135
Credit facility	30,000	-
Income taxes payable	626	1,062
Liability for unrecognized tax benefit	14,001	16,076
Deferred tax liabilities	7,677	7,644
Deferred income	4,515	4,530
Total current liabilities	130,252	126,807

Long-term obligations	28,396	36,305
Deferred tax liabilities	56,182	53,493
Liability for unrecognized tax benefit	27,107	25,244
PMC special shares convertible into 205 (2014 - 278) shares of common stock	475	745
Stockholders' equity:
Common stock and additional paid in capital	1,599,541	1,595,809
Accumulated other comprehensive loss	(2,813)	(2,355)
Accumulated deficit	(1,017,636)	(966,963)
Total stockholders' equity	579,092	626,491
	$821,504	$869,085

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended
	September 26,	September 27,
	2015	2014

Cash flows from operating activities:
Net income (loss)	$2,794	$(2,248)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	45,166	48,739
Stock-based compensation	17,994	16,334
Unrealized foreign exchange gain, net	(8,179)	(2,372)
Net amortization of premiums and accrued interest of investments	587	628
Asset impairments	252	770
Gain on disposal of property and equipment	(63)	-
Gain on investment securities and other investments	(64)	(86)
Accretion of discount on short-term and long-term obligations	560	-
Amortization of debt issuance costs	153	153
Gain on lease exit, net	(696)	-

Changes in operating assets and liabilities:
Accounts receivable, net	(6,855)	(934)
Inventories, net	5,103	(3,514)
Prepaid expenses and other current assets	1,106	4,072
Accounts payable and accrued liabilities	(2,106)	(6,699)
Deferred taxes and income taxes payable	1,054	8,608
Deferred income	(15)	(1,980)
Net cash provided by operating activities	56,791	61,471

Cash flows from investing activities:
Cash paid in connection with business acquisition	-	(10,000)
Purchases of property and equipment	(13,724)	(11,175)
Purchase of intangible assets	(4,072)	(1,167)
Redemption of short-term investments	28,131	4,920
Disposals of investment securities and other investments	40,446	37,936
Purchases of investment securities and other investments	(92,577)	(67,727)
Net cash used in investing activities	(41,796)	(47,213)

Cash flows from financing activities:
Installment payment in connection with previous business acquisition	(18,000)	-
Proceeds from credit facility	102,000	30,000
Repayment of credit facility	(72,000)	(60,000)
Proceeds from issuance of common stock	36,982	17,924
Repurchases of common stock	(102,108)	(11,496)
Net cash used in financing activities	(53,126)	(23,572)

Effect of exchange rate changes on cash and cash equivalents	(1,309)	(784)
Net decrease in cash and cash equivalents	(39,440)	(10,098)
Cash and cash equivalents, beginning of the period	112,570	100,038
Cash and cash equivalents, end of the period	$73,130	$89,940

CONTACT:
PMC-Sierra, Inc.
Joel Achramowicz, 1-408-239-8630
Director, Investor Relations
Joel.Achramowicz@pmcs.com
or
Kim Mason, 1-604-415-6239
Manager, Corporate Communications
kim.mason@pmcs.com